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                                                                    Exhibit 99.2


                               ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is made and entered into in Islandia, New York as of April 10, 1998 by and between Data Systems & Software, Inc. ("DSSI"), International Data Operations, Inc. ("IDO"), Isidore Sobkowski ("Sobkowski"), Frances Tischler ("Tischler") and Jacob Lamm ("Lamm") (IDO, Sobkowski, Tischler and Lamm collectively are hereinafter the "Sellers"), Computer Associates International, Inc., a Delaware corporation having its principal place of business at One Computer Associates Plaza, Islandia, New York 11788-7000 ("CA") and its wholly-owned subsidiary, CA Think, Inc. ("CA Think").

                                       RECITALS

WHEREAS IDO, Sobkowski, Tischler and Lamm have developed a professional help desk product and business; and

     WHEREAS, Sellers own and desire to sell and assign to CA Think the Assets (as defined herein) constituting the foregoing business and CA Think desires to purchase and acquire such Assets from Seller and, thereafter, to use, market, license, sublicense, develop, maintain, collect and otherwise deal with the Assets without restriction.



                                  A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

As used herein, the following terms shall have the following meanings:

     1.1       "ASSETS" shall mean and include the following:

               (a) The "PRODUCTS" which shall consist of all Source Code and object code (in magnetic and hard copy form) to all current versions and all existing prior versions, including any and all foreign language versions, of all computer software programs of Sellers or DSSI related to PHD - Professional Help Desk, including, without limitation, PHD and EBR and the other programs described on EXHIBIT A attached hereto, whether now in existence or in the development stage. "SOURCE CODE" shall mean the source code version of the Products in the form of machine readable and human readable listings



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     together with associated flow charts, algorithms, comments and other written instructions and technical documentation.

               (b) The "PRODUCT DOCUMENTATION" which shall consist of all technical documentation pertaining to the Products (including any end user manuals, specifications, flow charts, design documentation, bug lists and an electronic machine-readable version of such manuals), all lists of prices for the Products, a summary of current promotional activity with respect to the Products, any and all training or question and answer books pertaining to the Products, and any and all notes, plans and other documentation describing problems, future directions or other matters related to the Products.

               (c) The "BOOKS AND RECORDS" which shall consist of magnetic and hard copy lists of all registered users of all past and current versions of the Products as of the Closing Date ("USER LISTS") together with a copy of all other books, records, files and papers, whether in hard copy or computer format, used in the connection with the marketing, licensing and support of the Products.

               (d)  The "PROPRIETARY RIGHTS" which shall consist of   all
     patents, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights and patent, copyright or trademark applications respecting the Products and all ideas, know-how, trade secrets, inventions, technology, designs and any other proprietary rights which are owned or licensed by Sellers or DSSI pertaining to the Products, the Product Documentation and the User Lists. The Proprietary Rights shall include, without limitation, the patents and the registered and unregistered copyrights and trademarks listed on EXHIBIT B.

               (e) The "INVENTORY" which shall consist of all raw materials and all finished units of the Products in the possession or control of Sellers or DSSI on the Closing Date.

               (f) The "CUSTOMER AGREEMENTS" which shall consist of all license and maintenance agreements whereby DSSI or Sellers have authorized any third party to use the Products as of the Closing Date. All Customer Agreements existing as of the Closing Date are listed on EXHIBIT D.

               (g) The "DISTRIBUTOR AGREEMENTS" which shall consist of the software distribution agreements relating to the Products existing as of the Closing Date as described in EXHIBIT E.

               (h) The "EQUIPMENT" which shall consist of all personal property (other than cash) and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, spare and replacement parts and other tangible


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     property used by Sellers or DSSI in connection with the Products but excluding cash as set forth in EXHIBIT F.

               (i) The "ACCOUNTS RECEIVABLE" which shall consist of all accounts receivable, notes and amounts of money due or receivable by, or for the account or credit of, Seller from Customers or pursuant to any license or other agreement for periods prior to the Closing Date of this Agreement. Accounts Receivable as of April 7, 1998 in the approximate amount of $900,000 are set forth in Schedule1.1(i).

               (j) The "OTHER ASSETS" which shall consist of the all other assets of Seller used or generated in connection with the PHD .

     1.2 "ANCILLARY AGREEMENTS" shall mean the Software Assignment Agreement, the Trademark Assignment Agreement and the Lease Assignment Agreements in the form attached hereto as EXHIBIT G.

     1.3 "ASSIGNED LEASES" shall mean the existing leases for equipment and real property described in Exhibit H that are to be assigned by IDO to CA under this Agreement. The Assigned Leases shall only include the leases specifically listed on Exhibit H and shall not include any other leases for real or personal property of Sellers or DSSI.

     1.4 "ASSUMED LIABILITIES" shall mean IDO's obligations under only the Customer Agreements, the Assigned Leases and Other Assumed Agreements from and after the Closing Date.

     1.5 "CLOSING DATE" shall mean April 10, 1998 or such other date as mutually agreed by the parties.

     1.6 "EXCLUDED ASSETS" shall mean cash, bank depositsand security deposits as set forth on Schedule 1.6.

     1.7 "FINANCIAL STATEMENTS" shall mean the PHD statements of operations for the years ended December 31, 1995, 1996 and 1997. The Financial Statements are attached hereto as EXHIBIT I.

     1.8 "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

     1.9 "OTHER ASSUMED AGREEMENTS" shall mean the agreements and other commitments listed on Schedule 1.9.


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     1.10 "RESTRICTIVE COVENANTS" shall mean any provision, covenant or obligation that limits or restricts in any manner (whether during any particular period of time from and after the Closing Date, in certain geographic areas or otherwise) the ability of CA, any subsidiary of CA or any employee of CA or its subsidiaries to (a) engage in any line of business or to sell any products or services; or (b) to compete with or obtain any products or services from any other person or entity; in each case during any time after the Closing Date. Restrictive Covenants shall include, without limitation, grants of exclusive distribution rights relating to any of the Products or Proprietary Rights that may be in effect at any time after the Closing Date.

     1.11 "TRANSFERRED EMPLOYEES" shall mean the employees of IDO listed in EXHIBIT J attached hereto, as may be amended by CA from time to time prior to the Closing.


                                      ARTICLE II
                            SALE AND PURCHASE; ASSIGNMENT


     2.1 SALE AND PURCHASE. Subject to the terms and conditions contained herein, Sellers hereby agree to sell, transfer, assign, convey and deliver to CA Think on the Closing Date, and CA Think hereby agrees to purchase and accept on the Closing Date, all right, title and interest in and to the Assets, free and clear of all Liens of any kind. On the Closing Date Sellers shall execute and deliver, or cause to be executed and delivered, to CA Think the following documents and consummate the agreements set forth below:

     (a) Each of the Ancillary Agreements in the form attached hereto as EXHIBIT G assigning and transferring to CA Think the Products, the Proprietary Rights and the Assigned Leases.

     (b)  A bill of sale transferring to CA Think the Assets.


     2.2 ASSIGNMENTS OF AGREEMENTS. As of the Closing Date, Sellers hereby assign to CA Think, and CA Think hereby accepts and assumes from Sellers, the Customer Agreements, the Distributor Agreements, the Assigned Leases and the Assumed Liabilities. Notwithstanding any of the foregoing provisions of this
Section 2.2, CA Think may, in its sole discretion, reject assignment and refuse to assume and be bound by the terms and conditions any of the Customer Agreements and Distributor Agreements that contain any Restrictive Covenants. Sellers will obtain, at Sellers' own expense, any required consents necessary to assign any of the Assigned Leases, Customer Agreements or Distributor Agreements to CA and Sellers and DSSI shall jointly and severally indemnify CA from and against any failure to obtain any such consent that may adversely affect the rights of Seller to be assigned to CA hereunder.


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

     2.3 EXCLUDED LIABILITIES. The parties hereby agree that, except as hereby specifically assigned by DSSI or Sellers and accepted and assumed by CA, no other agreements, obligations or liabilities (actual or contingent) of DSSI or Sellers are hereby transferred to, or accepted or assumed by, CA. All such other liabilities and obligations of DSSI or Sellers shall be retained by and remain obligations of DSSI or Sellers (the "Excluded Liabilities"), and CA shall not assume, pay or discharge, and shall not be liable for, and the Sellers and DSSI, jointly and severally, shall discharge, as well as indemnify and hold harmless CA from and against any liability (actual or contingent), loss, commitment, obligation or expense incident to or arising out of any Excluded Liabilities. The Excluded Liabilities shall include, without limitation, any of the following obligations, liabilities, commitments or expenses:

               (a) incident to, or arising out of, any tax liabilities (or penalties or interest thereon) of any nature whatsoever ( including any sales, transfer or similar taxes which may arise as a result of the sale of the Assets as contemplated by this Agreement) of Sellers or DSSI on account of this Agreement or the operations of DSSI or Sellers up to and including the Closing Date ("Tax Liabilities");

               (b) incident to, or arising out of, the negotiation and preparation of, or performance under this Agreement, including, without limitation, the fees and expenses of Sellers' and DSSI's legal counsel, accountants or other advisers in respect of the negotiation of this Agreement and consummation of the transactions contemplated hereby and any other costs incurred in connection herewith, and including, without limitation, the fees and expenses of Oppenheimer & Co.;

               (c) incident to, or arising out of, any claims, actions, suits, proceedings, liabilities, fines, penalties, deficiencies or judgments existing on the Closing Date as a result of, or in connection with, Sellers' conduct of their business up to and including the Closing Date, including, without limitation, the ownership or use of Assets by Sellers or DSSI;

               (d) relating to employee benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liabilities or obligations under IDO's or DSSI's employee benefit agreements and any salary, bonus, commission, severance or termination payments, accrued vacation pay or other obligations to any employee or consultant of IDO or DSSI;

               (e) incident to, or arising out of, any failure by Sellers to observe, perform or comply with the terms of any of the Customer Agreements during any period prior to the Closing Date;



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               (f)   any contracts, commitments, obligations or agreements
     relating to the development, marketing, support or licensing of any of the Assets other than those expressly assumed by CA in writing as Assumed Liabilities; or

               (g) incident to, or arising out of, or relating to the Excluded Assets.

     2.4 THE PURCHASE PRICE. The total purchase price of the Assets to be sold to CA as provided herein is as follows:

     (a) a cash payment in the amount of $8,600,000 which shall be paid by CA to Sellers on the Closing Date by wire transferring such funds to Sellers' accounts as set forth on Schedule 2.4.

     (b) A cash payment to be made on each of the first and second anniversaries of the Closing Date as follows:

                                        1st            2nd
                                    Anniversary    Anniversary
                                    -----------    -----------

               Sobkowski              $100,000       $100,000
               Tischler                $25,000        $25,000
               Lamm                    $75,000        $75,000

          provided, that in each case the individual to be paid is employed by CA as of the date the payment is to be made; and further provided that in the event that the employment by CA of any of the foregoing individuals is terminated prior to the second anniversary of the Closing by CA other than for cause, as defined in his employment agreement, the foregoing cash payments which have theretofore not been paid shall be made by CA to the individuals in question within thirty days after the termination of their employment. If the individual's employment by CA is terminated voluntarily by the individual other than for Good Reason or by CA for cause, as defined in the respective employment agreement of the individual, prior to the first or second anniversary of the Closing as the case may be, then CA shall be required to make the payments otherwise due to that individual under this subsection to DSSI within thirty days after the termination of their employment, provided that if it is subsequently determined that the individual's employment was terminated by CA without cause and CA is obliged to make the payment(s) required by this subsection (b) to the individual in question, then DSSI will reimburse CA for the corresponding amount previously paid by CA to DSSI.

     2.6 ALLOCATION OF THE PURCHASE PRICE. The parties agree that $7,600,000 of the Purchase Price shall be allocated to the purchase of the software technology, $700,000 shall be


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allocated to the purchase of the Accounts Receivable and $300,000 shall be allocated the purchase of the Fixed Assets. The parties agree to act in accordance with this allocation in the preparation of financial statements and the filing of tax returns and in the course of any tax audit, tax review or tax litigation relating thereto.

     2.7 RIGHT OF OFFSET. Each Seller agrees that in the event that CA shall, notwithstanding the terms and conditions of this Agreement, be required to make any payments, discharge any Liens, settle any claims or otherwise incur any obligation, expense, damage or other liability relating to any breach by any Seller or DSSI of any of their representations and warranties set forth in
Section 4.3 or 4.4 of this Agreement, then CA will be entitled, in addition to and not in limitation of its other rights and remedies under this Agreement, to credit the full amount of such obligation, loss, expense, damage or other liability incurred by CA against the Purchase Price otherwise payable by CA under Section 2.5 of this Agreement.




                                    ARTICLE III
                                CLOSING; DELIVERIES

     3.1 CLOSING. The closing of this transaction (the "Closing") shall be held on the Closing Date at or about 10:00 A.M. at CA's offices at One Computer Associates Plaza, Islandia, New York 11788-7000 or at such other time and place upon which the parties shall agree.

     3.2 CONDITIONS TO CA'S OBLIGATIONS. CA's obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by CA in its sole discretion, and Sellers and DSSI shall use their best efforts to cause such conditions to be fulfilled:

          (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE. The rep-representations and warranties of each Seller and DSSI contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of each Seller and DSSI in connection with the transactions contemplated by this Agreement shall be true, complete and accurate when made and on and as of the Closing Date as though such representations and warranties were made at and as of such date, and Sellers and DSSI shall have delivered to CA a certificate, dated the Closing Date, to such effect (which in the case of DSSI and IDO shall be signed by its President and Secretary). Sellers and DSSI shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date, and Sellers and DSSI shall have delivered to CA a certificate, dated the Closing Date, to


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     such effect (which in the case of DSSI and IDO shall be signed by its
     President and Secretary).

          (b) PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Assets to be purchased by CA hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject CA to any material penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

          (c) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken by IDO and DSSI (including the obtaining of the approval of its stockholders) in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to CA, and CA shall have received all such information and such counterpart originals or certified or other copies of such documents as CA may reasonably request. Such documentation shall include, without limitation, adequate documentation in form and substance reasonably satisfactory to CA evidencing that Sellers have sole and exclusive ownership of all of the Products and Proprietary Rights and have sufficient right, title and ownership interest in such Assets to convey them to CA in accordance with the terms of this Agreement and the attached Ancillary Agreements.

          (d) NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          (e) APPROVALS AND CONSENTS. Sellers and DSSI shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Assets or the transactions contemplated hereby, including, without limitation, consents of all third parties pursuant to existing agreements or instruments by which Sellers and/or DSSI may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to CA, and all thereof shall be in full force and effect at the time of Closing.

          (f)  OMITTED INTENTIONALLY.


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          (g)  DELIVERY OF DOCUMENTS.  The Sellers and DSSI shall have delivered, or caused to be delivered, to CA the following:

               (i) resolutions, certified by the Secretaries of each of the Sellers and DSSI, with respect to the transaction contemplated by this Agreement; and

               (ii) all other consents, agreements, schedules, documents and exhibits required by this Agreement or reasonably requested by CA to be delivered at or before Closing.

          (h) EMPLOYEE PROPRIETARY INFORMATION AGREEMENTS. Except as set forth in Schedule 4.15, IDO and DSSI shall have delivered to CA copies of agreements in the form attached as Schedule 3.2(h) signed by each current employee or contractor of Seller involved in development of any of the Products. Sellers shall have delivered to CA an Assignment and Assumption Agreement assigning to CA all of its rights under such employee proprietary information agreements insofar as such rights pertain to the Assets.

          (i) ABSENCE OF CERTAIN CHANGES. Since the Closing Date there shall not have occurred or arisen any change in, any event (including, without limitation any damage, destruction or loss, whether or not covered by insurance), condition or state of facts of any character that individually or in the aggregate has or may be expected to have an effect on the Assets of $10,000 or more, except such changes, events or conditions as are disclosed to and accepted by CA in writing in accordance with the terms of this Agreement.

     3.3 CONDITIONS TO THE OBLIGATION OF SELLERS AND DSSI. The obligation of Sellers and DSSI to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to the Closing Date, any of which may be waived, in whole or in part, by Sellers and/or DSSI in their sole discretion, and CA shall use its best efforts to cause such conditions to be fulfilled:

          (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE. The representations and warranties of CA in this Agreement (including the Exhibits hereto) and those otherwise made in writing by or on behalf of CA in connection with the transactions contemplated by this Agreement shall be true, complete and accurate when made and on and as of the Closing Date, as though such representations and warranties were made at and as of such date. CA shall have duly and properly performed, complied with and observed each of their covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date.

          (b) PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Assets to be purchased by CA hereunder shall not be prohibited by any applicable law or


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     governmental regulation and shall not subject Seller to any material penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

          (c) PROCEEDINGS. All corporate and other proceedings taken or required to be taken by CA in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken.

          (d) NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

     3.4 DELIVERABLES. At the Closing, Sellers shall deliver or cause to be delivered to CA those items listed on EXHIBITS A THROUGH J hereof, all schedules hereto and such other documents and instruments of transfer as may be necessary or appropriate to convey title to the Assets to CA, including, without limitation, an assignment of Sellers' copyrights and trademark rights relating to the Products. At the Closing, CA shall deliver to Sellers the Purchase Price provided for in Section 2.5 (a).

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES
                                 OF SELLERS AND DSSI


Each of the Sellers and DSSI hereby jointly and severally represent and warrant as follows, provided that the representations and warranties of Sobkowski, Tischler and Lamm are limited to Sections 4.3(b), 4.4, 4.5, 4.6, 4.8 (4.8(a) to the best of their knowledge), 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17:

     4.1  ORGANIZATION AND GOOD STANDING.   Each of IDO and DDI is a corporation
duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted. Each of IDO and DSSI has delivered to CA true and complete copies of the Certification of Incorporation and by-laws of IDO and DSSI as currently in effect.

     4.2 CORPORATE AUTHORITY. Each of IDO and DSSI full authority to execute, deliver and perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions of IDO's or DSSI's Certificate of Incorporation, as amended, or by-laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which IDO or DSSI is a party or by which IDO or DSSI or any of the Assets may be bound or affected. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of IDO or DSSI and no further authorization or approval, whether of the stockholders or directors of IDO or DSSI or governmental bodies or otherwise, is necessary in order to enable IDO or DSSI to enter into and perform the same. The execution and delivery of this Agreement and the transactions contemplated hereby will not result in the creation of any encumbrance security interest or lien on any of the purchased Assets. This Agreement constitutes a valid and binding obligation enforceable against IDO or DSSI in accordance with its terms.

     4.3 TITLE TO ASSETS. (a) IDO AND DSSI REPRESENTATION AND WARRANTY. Sellers have good and marketable title to all of the Assets, including, without limitation, the Products, the Product Documentation, User Lists and the Proprietary Rights. None of the Assets, or the use thereof: (i) is subject to any easements, restrictions, mortgages, liens, pledges, charges, encumbrances, encroachments or rights of others of any kind or nature whatsoever, (ii) encroaches or infringes on the property or rights of another, or (iii) contravenes any applicable law or ordinance or any administrative regulation or violates any restrictive covenant, the enforcement of which would result in any liability to the owner of the Assets or would in any respect interfere with or prevent the present and continued use of the Assets for the purposes for which they are now being used or would affect the value thereof. There are no agreements or arrangements between either of IDO and DSSI and any third person (other than any Seller) which have any effect upon Sellers' title to and other rights respecting the Assets.

     (b) SOBKOWSKI, TISCHLER AND LAMM REPRESENTATION AND WARRANTY. To the knowledge of Sobkowski, Tischler and Lamm, Sellers have good and marketable title to all of the Assets, including, without limitation, the Products, the Product Documentation, User Lists and the Proprietary Rights. None of the Assets, or the use thereof: (i) is subject to any easements, restrictions, mortgages, liens, pledges, charges, encumbrances, encroachments or rights of others of any kind or nature whatsoever, to the knowledge of Sobkowski, Tischler and Lamm (ii) encroaches or infringes on the property or rights of another, or (iii) to the knowledge of Sobkowski, Tischler and Lamm, contravenes any applicable law or ordinance or any administrative regulation or violates any restrictive covenant, the enforcement of which would result in any liability to the owner of the Assets or would in any respect interfere with or prevent the present and continued use of the Assets for the purposes for which they are now being used or would affect the value thereof. There are no agreements or arrangements between any of Sobkowski, Tischler or

     Lamm and any third person (other than any Seller) which have any effect upon Sellers' title to and other rights respecting the Assets.

     4.4 PATENTS, TRADEMARKS, ETC. All inventions, patents, patent applications, trademarks, copyrights, trademark or copyright applications or registrations or other Proprietary Rights relating to the Products are described in EXHIBIT B. No Seller or DSSI has received any notice that the Products or Proprietary Rights infringe upon or violate the patents, trademarks, trade
names, trade secrets or copyrights of any third party.   Sellers warrant that
the Products are all original work, that the Products are not in the public domain and that no third party product or code was embedded in or included with
the Products or other Assets, except as set forth in Schedule 4.4.   Sellers
also represent and warrant to CA that the Products and Proprietary Rights do not infringe any intellectual property rights under any patent, copyright or trademark or other intellectual property right anywhere in the world and that the use and distribution of the Assets by CA (including use of the Products by CA, third party distributors and customers) shall not infringe any patent, copyright, trademark or other intellectual property right of any third party. IDO and DSSI further warrant and Sobkowski, Tischler and Lamm warrant to the best of their knowledge that Sellers and DSSI are under no obligation or restriction, nor will they assume any obligation or restriction, which would in any way interfere with, be inconsistent with, or present a conflict of interest concerning Sellers' obligations under this Agreement. EXHIBIT A sets forth a true and complete list of all of Sellers' computer software Products, whether generally available or in the development stage.

     4.5 COMPLIANCE WITH LAW. No Seller is in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which the Assets are subject.

     4.6 CUSTOMERS. Annexed hereto as EXHIBIT C is a true and complete list of all contracts, commitments and agreements between IDO and any customers or distributors of the Products or under which IDO has granted any licenses to use or distribute the Products or under which IDO is performing any related support or services.

     4.7 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT I are the Financial Statements certified by the Chief Executive Officer and Chief Financial Officer of DSSI. The Financial Statements fairly present the results of operation of IDO's PHD business for the periods covered thereby. The Accounts Receivable shall be collectable by CA within ninety (90) days after the Closing. In the event that CA does not collect $600,000 cash from the Accounts Receivable within ninety days after closing, DSSI shall reimburse CA for the difference between $600,000 and the amount collected without regard to the $100,000 amount set forth in Section 8.2(b), provided that CA shall use commercially reasonable efforts to collect all such receivables. Upon DSSI's payment to CA hereunder, DSSI shall be subrogated to the rights of CA, and CA shall assign to DSSI or its designee CA's rights to collect the unpaid Accounts Receivable.

     4.8 MATERIAL AGREEMENTS. Except as set forth in SCHEDULE 4.8, no Seller or DSSI or the Assets are subject to any agreement or obligation involving any of the following:

          (a) any plan, contract or arrangement evidencing or relating in any way to: (i) liens, encumbrances or security interests on the Assets; or
     (ii) guaranties with respect to the Assets;

          (b) any contract containing provisions limiting the use of the Assets in any line of business or in connection with the marketing of any particular type of product in any geographic area;

          (c) any joint venture contract or arrangement or other agreement involving a sharing of profits or losses or any transfer or sharing of title or ownership of the Products or Proprietary Rights; or

          (d) any joint development or other technology development agreement relating to any of the Products or Proprietary Rights.

True, correct and complete copies of any such contracts or agreements containing any of the above provisions shall be listed on Schedule 4.8 and supplied to CA prior to the Closing Date.

     4.9 NON-COMPETE AND CONFIDENTIALITY AGREEMENTS. SCHEDULE 4.9 annexed hereto lists all non-competition and confidentiality agreements with third parties relating to the Products.

     4.10 FUTURE COMMITMENTS. No Seller or DSSI has made any agreement or commitment to perform any development work on the Products or otherwise enhance or change the Products in any way.

     4.11 CONFORMITY OF THE PRODUCT TO SPECIFICATION. The Products shall substantially perform in accordance with their published documentation and that there are currently no material claims pending or threatened alleging the failure of the Products to perform properly except for complaints in the ordinary course of business which are not material and routine requests for customer support.

     4.12 VALIDITY OF ASSIGNMENT. Sellers' rights and obligations under all Customer Agreements and other agreements assigned to CA under this Agreement are hereby duly and validly assigned to CA; that such assignment does not and will not give rise to the ability of any other party to such agreements to terminate such agreements or to otherwise modify the rights and obligations thereunder; and that such assignments will not result in any liability being imposed on CA other than to perform such agreements in the future.

     4.13 LITIGATION. There is no litigation currently pending or to the knowledge of Sellers and DSSI, threatened that does or might affect Sellers' interest in the Assets or its ability to convey to CA good, marketable and unencumbered title to the Assets.

     4.14 DISTRIBUTION AND ROYALTY OBLIGATIONS. Except for the Customer Agreements listed on EXHIBIT C, there are no agreements pursuant to which any third party has or claims any right to distribute, market, sell, license or lease the Products or claims any right to participate, including by receipt of a royalty, in the proceeds of any distribution, sale, license or lease of the Products. Except as set forth on Schedule 4.14, no Seller or DSSI has any royalty obligations for any portion of the Products to any third party and attached hereto as SCHEDULE 4.14 is a true and correct copy of all agreements or undertakings between Seller and any third party licensor under which any Seller or DSSI is the licensee for any portion of the Products, including, without limitation, any agreement granting Seller any rights to use internally, modify, create derivative works and/or distribute any portion of the Products. There are no agreements between any Seller or DSSI and any third party granting exclusive distribution rights to any Product or Proprietary Right in any geographic or market area.

     4.15 Except as set forth on Schedule 4.15, IDO and DSSI have entered into agreements with each current employee involved in development of the Products in one of the forms attached as Schedule 3.2(h). There have been no third party contractors who have been engaged by any Seller or DSSI in the development of the Products.


     4.16 OTHER AGREEMENTS OF OFFICERS AND EMPLOYEES. No officer or employee of Seller is a party to or bound by any agreement, contract or commitment or subject to any restrictions, including, without limitation, any restrictions in connection with any previous employment of such person, which adversely affects, or in the future may adversely affect the Assets or Seller's performance of its obligations under this Agreement.

     4.17 NO UNTRUE REPRESENTATION OR WARRANTY. No representation or warranty contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to CA by the Sellers or DSSI pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.


                                     ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF CA

CA hereby represents and warrants to Seller as follows:

     5.1 ORGANIZATION AND GOOD STANDING. CA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 CORPORATE AUTHORITY. CA has full authority to execute and to perform this Agreement in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions of CA's Certificate of Incorporation, as amended, or by-laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which CA is a party or by which CA may be bound or affected. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of CA and no further authorization or approval, whether of the stockholders or directors of CA or governmental bodies or otherwise, is necessary in order to enable CA to enter into and perform the same. This Agreement constitutes a valid, binding and enforceable obligation of CA in accordance with its terms.

     5.3 CA is a sophisticated provider of software products. CA has had an opportunity to ask the Sellers and DSSI any relevant question about the Assets in connection with the execution of this Agreement.


                                      ARTICLE VI
                         MUTUAL REPRESENTATIONS AND WARRANTY

     6.1 BROKERAGE. CA and Sellers represent and warrant to each other that each has not retained the services of a broker or finder in connection with the transactions contemplated by this Agreement other than DSSI's agreement with Oppenheimer & Co. and that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with CA and without the intervention of any broker or finder and each of the parties agrees to indemnify the other party in the event of breach by such party of the foregoing representation and warranty. Any obligation or amount owing to Oppenheimer & Co. shall be the obligation and responsibility of the Seller.

                                     ARTICLE VII
                                      COVENANTS

     7.1 COOPERATION. From and after the execution hereof and until the Closing Date, Sellers shall:

          (a) afford the officers, employees, attorneys, agents, engineers, accountants and other representatives of CA free and full access at all reasonable times and during normal business hours (except as so not to interfere with the business and operations of Sellers), to the properties, books and records of Sellers relating to Assets;

          (b) permit CA and its representatives to make copies and extracts from such books and records; and

          (c) furnish CA and its representatives such financial data and other information concerning the Assets as CA may reasonably request.

     7.2 OPERATION OF BUSINESS. Except as otherwise contemplated by this Agreement, from the execution hereof to the Closing Date, Sellers shall not do any of the following with respect to the Assets without the prior written consent of CA:

          (a) enter into any contract or assume or acquire any obligation or liability (contingent or otherwise) relating to the Assets except for contracts and obligations of not more than $25,000 (aggregate for any contract, obligation or series of related contracts or obligations) incurred in the normal course of business consistent with past practices;

          (b) mortgage, pledge or subject to any lien, charge, security interest or encumbrance any of the Assets;

          (c) sell, assign, transfer, convey or otherwise dispose or agree to sell any of the Assets, including, without limitation, any of the Products or Proprietary Rights or enter into any other contract or agreement relating to the title, ownership, use or operation of the Products or Proprietary Rights, except in the normal course of business consistent with past practice;

          (e) cancel, release or waive any debt, claim or right under or relating to the Assets or any Customer Agreements, except for normal trade adjustments make in the ordinary course of business consistent with past practice;

          (f) grant any rights or licenses with respect to the Products or under the Proprietary Rights; except for non-exclusive software licenses of a value of not more than $25,000 (aggregate for any contract, obligation or series of related contracts or orders) to third parties on normal and reasonable terms and conditions granted in the normal course of business consistent with past practice. All licenses and contracts of a value of $25,000 or more shall require CA's advance written approval; or

          (i) otherwise conduct its business relating to Assets other than in the ordinary course of business consistent with past practice.

     7.3  INSTALLATION OF THE SOURCE CODE.  On the Closing Date of this
Agreement:

          (a) Sellers and DSSI shall make the source code for the Products available to CA for installation on CA's computers and shall deliver to CA such other computer tapes, documentation, promotional materials and other information Sellers and DSSI have which may comprise the Assets, including all Customer Agreements and User Lists; and

          (b) Sellers and DSSI shall deliver to CA copies of all Books and Records of Sellers and relating to the Assets.

     7.4 FURTHER ASSURANCES. Sellers and DSSI agree that, upon request by CA from time to time, they will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to CA, its successors and assigns, the Assets to be sold or assigned to CA as provided herein.

                                     ARTICLE VIII
                              SURVIVAL; INDEMNIFICATION

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth herein shall survive through the third anniversary of the Closing Date except that the representations and warranties in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.8, 4.14 and 4.16 forever survive and remain in effect.

     8.2 INDEMNITY AGAINST CLAIMS. Each Seller and DSSI hereby jointly and severally agree to indemnify and hold CA harmless from and against the following:

     (a) Any and all liabilities, losses, damages, claims, costs and expenses ("Damages") of Sellers and DSSI of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by CA as herein provided;

     (b) Any and all liabilities, losses, damages, claims and expenses of any nature whatsoever, resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of Sellers and DSSI contained in this Agreement or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Sellers or DSSI to CA pursuant hereto or in connection with the transactions contemplated hereby, but only if such Damages exceed $100,000, in which case all of such Damages shall be covered; and

     (c) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

     8.3 INDEMNIFICATION BY CA. CA hereby agrees to indemnify and hold Sellers and DSSI harmless from and against any liabilities, losses, damages, claims, costs and expenses incurred after the Closing Date arising out of or resulting from:

          (a) CA's failure to perform its obligations under the Assumed Liabilities of Sellers assigned to CA pursuant to Section 2.2 hereof for periods after the Closing Date;

          (b) liabilities for bugs or other errors in the Products resulting from any alterations, enhancements or modifications to the Products made by CA after the Closing Date; or

          (c) any liabilities for claims of infringement of third party intellectual property rights relating to any changes, alterations, enhancements or modifications to the Products made by CA after the Closing Date; provided, however, that above indemnification obligations of CA shall not extend to any claims arising from any misrepresentation, breach of warranty or non-fulfillment by the Sellers or DSSI of any covenant or agreement on the part of the Sellers or DSSI contained in this Agreement or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished to CA pursuant hereto or in connection with the transactions contemplated hereby of the terms and conditions of this Agreement.

     8.4 NOTICE OF CLAIM, ASSUMPTION OF DEFENSE AND SETTLEMENT OF CLAIMS. With respect to any third party claims against either party (the "Indemnitee") made subsequent to the Closing Date, the following procedures shall be observed:

          (a) the Indemnitee shall promptly give notice to the Indemnifying party (the "Indemnitor") after the Indemnitee has knowledge of any claim as to which recovery may be sought against the Indemnitor because of the Indemnity provisions set forth in Sections 8.2 and 8.3 above, or of the commencement of any legal proceedings against the Indemnitee with respect to such claim after the Indemnitee has knowledge or such proceedings, whichever shall first occur, and shall permit the Indemnitor to assume the defense of any such claim or any litigation resulting from such claim with counsel reasonably satisfactory to the Indemnitee. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such action within 20 days after notice thereof shall have been given, shall be deemed a waiver by the Indemnitor of its right to defend and settle such action.

          (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, its obligations hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnitee harmless from and against any and all losses, damages and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (except with the prior written consent of the Indemnitee) or enter into any settlement (except with the prior written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation.

          (c) If the Indemnitor does not assume the defense of any third party claim or litigation resulting therefrom, the Indemnitee may defend against or settle such claim or litigation in such manner as it may deem appropriate, and the Indemnitor shall promptly reimburse the Indemnitee for all expenses, legal or otherwise, incurred by the Indemnitee in connection with the defense against and settlement of such claim or litigation, as and when the same shall be incurred by the Indemnitee. If no settlement of such claim or litigation is made, the Indemnitor shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such claim or litigation.



                                      ARTICLE IX
                                   CONFIDENTIALITY
                                EMPLOYEE ARRANGEMENTS

     9.1 CONFIDENTIALITY. At all times after the Closing Date, the Sellers and DSSI shall retain in strictest confidence, and shall not use for their benefit or for the benefit of others all confidential information comprising or related to the Assets described in Section 1.1 hereof, including, without limitation, the technology, know-how, trade secrets, customer lists transferred hereby to CA, pricing policies, marketing plans or strategies, product development techniques or plans, or technical processes, designs and design projects respecting the Products.

     9.2 OFFER OF EMPLOYMENT. On the Closing Date, CA shall offer to hire all of the Transferred Employees of IDO identified in EXHIBIT J to this Agreement, as may be amended from time to time, in CA's discretion prior to the Closing Date. Such offer shall be subject to CA's standard terms and conditions of employment in the applicable country in which such employees are located. The compensation of such employees shall be determined by CA in its discretion based on comparable salaries and compensation paid to current CA employees with similar job responsibilities. Transferred Employees shall be eligible to participate in the same employee benefit plans that CA provides to other employees in the same country beginning on the date of commencement of employment with CA in accordance with the terms and conditions of such plans. For purposes of calculating eligibility for applicable CA benefit programs and other similar matters, CA agrees that it shall deem the hire date for each Transferred Employee to be such employee's hire date as stated on IDO's records. Transferred Employees shall be assigned positions as determined by CA. IDO shall provide CA in a timely manner with all information regarding each Transferred Employee, including, without limitation, hire dates and dates of service, necessary by CA to credit such service on CA's records.

     9.4 EMPLOYMENT OF HIRED EMPLOYEES BY CA. Effective as of 12:01 a.m. on the day following the Closing Date, CA shall hire all Transferred Employees to whom it has made an offer of employment in accordance with Section 9.1 and who accept such offer in the time frame and the manner specified by CA ("Hired Employees"). CA shall employ all Transferred Employees at will. A Hired Employee who does not report to work on the designated first work day following the Closing Date due to a leave of absence, but not vacation unless otherwise specifically agreed by CA, approved under the policies of Seller prior to the Closing Date shall be treated as a Hired Employee for purposes of this Article 9 as of 12:01 a.m. of the day after the last day of leave, provided that: (i) the termination of leave is not caused by the misconduct of such Hired Employee;
(ii) as of the date the Hired Employee reports to work such Hired Employee has met all conditions of employment; (iii) such Hired Employee, in the case of disability leave, has been medically cleared to return to employment; and (iv) the date of return to work is no more than 12 weeks after the Closing Date for all leaves of absence. The foregoing provisions shall also apply to any absence due to vacation or a medical condition approved by Seller prior to the Closing Date, but not constituting a formal leave of absence under IDO's policies, but such absences for vacations or medical conditions shall in no event exceed more than five business days following the Closing Date.

     9.5 IDO EMPLOYEES. During the period prior to the Closing Date, all Transferred Employees, including Transferred Employees accepting offers of employment from CA as set forth above, shall remain employees of Seller shall be under the exclusive supervision of Seller and subject to their policies and procedures. After the Closing Date, all Hired Employees will be under the exclusive supervision of CA and subject to CA's policies and procedures. Any Transferred Employees that do not accept CA's offer of employment or who otherwise do not become Hired Employees of CA will remain under the exclusive supervision of Seller and subject to their policies and procedures. IDO shall remain responsible for all salaries, benefits, severance and other matters with respect to all employees other than Hired Employees, including, without limitation, Transferred Employees that do not accept employment with CA in accordance with the terms of this Article 9. Except as otherwise agreed by IDO and CA in writing, IDO shall also be responsible for all payments to, and claims for benefits with respect to, all Hired Employees for all accrued but unpaid vacation pay relating to periods prior to the Closing Date and all other accrued compensation and benefits for periods prior the

Closing Date under any medical, dental, defined contribution, defined benefit, 401 (k) or pension plan maintained by IDO. Notwithstanding the foregoing, CA shall credit Transferred Employees for all accrued vacation subject to CA's policies including the policy that accrued vacation may not exceed one year's accrual; CA employees are not paid for accrued but unused vacation. IDO shall not be liable to CA for accrued vacation credited to Transferred Employees pursuant to the preceding sentence. All properly submitted requests by Transferred Employees for reimbursement of valid expenses incurred prior to Closing will be paid to Transferred Employees by IDO as of the Closing Date and all Transferred Employees entitled to commissions will be paid by IDO as of the Closing Date, for commissions which would be payable if the Accounts Receivable were paid in full to IDO as of the Closing Date.

                                      ARTICLE X
                                  SPECIAL COVENANTS

     10.1 COOPERATION. The parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing Date, and each party shall maintain and make available to the other party upon request all corporate, tax and other record required or requested in connection with such matters.

     10.2 PUBLICITY. Each party agrees that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval of the form and substance thereof by CA.

     10.3 NON-COMPETITION.

          (a) In consideration of the purchase price payable by CA to Sellers under this Agreement, each Seller and DSSI agree that they shall not, for a period of four (4) years from the Closing Date, directly or indirectly (i) engage in a business or enterprise (either as a proprietor, partner, employee, agent, consultant, or controlling stockholder) in the development or marketing of any Competing Computer Software (as defined in Section 10.3
     (b) hereof) or (ii) solicit or attempt to solicit sales or licenses of any Competing Computer Software, interfere with, or disrupt or attempt to disrupt the relationship (contractual or otherwise) between CA and its customers, suppliers, agents, consultants, officers or employees relating to the Products.

          (b) The phrase "Competing Computer Software" as used herein means any software for use by help desks for the management, tracking and resolution of technical support requests.

          (c) The provisions of this Section 10.3 shall not prevent Seller or DSSI from investing in securities of any corporation or otherwise acquiring an equity interest in any enterprise provided that during this period such investments or interests shall not result in (i) the Sellers or DSSI owning beneficially 10% or more of the equity securities of any enterprise, engaged in a business offering products competitive to the Products, or
     (ii) Sellers or DSSI being able to control or actively participate in the policy decisions of such competing business.

          (d) If any portion of the restrictions set forth in Section 10.3 (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

          (e) Sellers and DSSI declare that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of CA. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Sellers and DSSI agree to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

          (f) If there is a breach or threatened breach of the provisions of this Section 10.3, CA shall be entitled to an injunction restraining the Sellers or DSSI from such breach. Nothing herein shall be construed as prohibiting CA from pursuing any other remedies for such breach or threatened breach. The existence of any claim or cause of action by the Sellers or DSSI against CA other than under this Agreement shall not constitute a defense to the enforcement by CA or any subsidiary of the foregoing restrictive covenants and any such claim or cause of action shall be litigated separately.


                                      ARTICLE XI
                                  GENERAL PROVISIONS

     11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by telex or facsimile transmission (if a confirmation of delivery is obtained), sent by Federal Express or other private courier (if a confirmation of delivery is obtained), or sent by certified or registered mail, return receipt requested and postage prepaid. Any such notice shall be deemed given when so delivered personally or when sent by facsimile transmission or, if mailed by certified or registered mail, five (5) days after the date of deposit in the United States mail, postage prepaid, if addressed:


     (a)  in the case of IDO and DSSI to:    Data Systems & Software, Inc.

                              200 Route 17
                              Mahway, New Jersey  07430-1296
                              Attn:  George Morgenstern

          with a copy to:     Ehrenreich Eilenberg Krause & Zivian LLP
                              11 East 44th Street, 17th Fl.
                              New York, NY  10017
                              Attn:  Sheldon Krause


     (b)In the case of Sobkowski,
          Tischler and Lamm:  Isidore S. Sobkowski

                              Frances Tischler

                              Jacob Lamm

          with a copy to:     Hilary B. Miller, Esq.
                              112 Parsonage Road
                              Greenwich, CT  06830-3942


     (b)in the case of CA to: Computer Associates International, Inc.
                              One Computer Associates Plaza
                              Islandia, New York, 11788-7000
                              Attn:  President

          with a copy to:     General Counsel
                              Computer Associates International, Inc.
                              One Computer Associates Plaza
                              Islandia, New York, 11788-7000
                              Attn:  General Counsel

or to such other address or to such other person as CA or Seller shall have last designated by written notice given as herein provided.

     11.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (excluding its conflict of laws provisions).

     11.3 JURISDICTION AND VENUE. The parties agree that any action arising under or relating to this Agreement or the Products shall lie within the exclusive jurisdiction of the State and Federal Courts located in New York, New York. Seller consents to the exercise of jurisdiction by any such court. If either party is compelled to seek judicial enforcement of its rights under this Agreement, the prevailing party in any such action shall be entitled to recover its costs incurred in such action, including reasonable attorneys' fees.

     11.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; PROVIDED, HOWEVER, that this Agreement and all rights hereunder may not be assigned by Seller except with the prior written consent of CA.

     11.5 COUNTERPARTS; HEADINGS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     11.6 TRANSACTION EXPENSES. Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of (and shall indemnify and hold the other party or parties hereto harmless against) any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part. Any obligation or amount owing to Oppenheimer & Co. shall be the obligation and responsibility of the Sellers.

     11.7 WAIVER; SEVERABILITY. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

     11.8 NO AGENCY. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

     11.9 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules annexed hereto and referenced herein) contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth herein. All prior negotiations, agreements and understandings, whether written or oral, are superseded by this


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

Agreement. This Agreement may not be modified or amended except by an instrument in writing duly executed by authorized officers of both parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

DATA SYSTEMS & SOFTWARE, INC.           COMPUTER ASSOCIATES
                                        INTERNATIONAL, INC.


By:                                     By:
   ----------------------------            ----------------------------

Title:                                  Title:
      -------------------------               -------------------------


INTERNATIONAL DATA OPERATIONS, INC.


By:
   -----------------------------

Title:
      --------------------------


---------------------------------       ---------------------------------
Isidore Sobkowski                       Frances Tischler



---------------------------------
Jacob Lamm



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